   As Filed with the Securities and Exchange Commission on November 23, 1999

                                         Registration No. 333-_________________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           AmerUs Life Holdings, Inc.
             (Exact name of registrant as specified in its charter)


         Iowa                                                                       42-1459712
         (State or other jurisdiction of                                         (I.R.S. employer
         incorporation or organization)                                         identification No.)

         699 Walnut Street, Des Moines, Iowa                                        50309-3948
         (Address of principal executive offices)                                   (Zip code)

                      All*AmerUs Savings & Retirement Plan
                            (Full title of the plan)

                               Joseph K. Haggerty
                   Senior Vice President and General Counsel
                           AmerUs Life Holdings, Inc.
                               699 Walnut Street
                          Des Moines, Iowa  50309-3948
                    (Name and address of agent for service)

                                 (515) 362-3688
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


===========================================================================================
                                     Proposed             Proposed
   Title of                           maximum              maximum
  securities      Amount to          offering             aggregate            Amount of
     to be            be             price per            offering            registration
 registered *     registered         share (1)            price (1)               fee
-------------------------------------------------------------------------------------------
 Class A
 Common
 Stock, no         260,000         $22.5625              $5,866,250             $1,630.82
 par value                          -------              ----------             ---------
===========================================================================================


      (1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Class A Common Stock, no par value, of AmerUs Life Holdings, Inc., as reported on the New York Stock Exchange on November 19, 1999.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the All*AmerUs Savings & Retirement Plan filed on January 31, 1997, Registration No. 333-20905, as amended by Post-Effective Amendment No. 1 filed on August 25, 1997.

------------------
* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 23, 1999.

                                      AMERUS LIFE HOLDINGS, INC.



                                      By    /s/ Roger K. Brooks
                                          ------------------------------------
                                               Roger K. Brooks
                                               Chairman, President and Chief
                                                 Executive Officer

                 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AmerUs Life Holdings, Inc. hereby constitutes and appoints Michael G. Fraizer and James A. Smallenberger, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments, and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates set forth below.

Signature                                  Title                                     Date
---------                                  -----                                     ----
/s/ Roger K. Brooks                        Chairman, President and               November 23, 1999
----------------------------------         Chief Executive Officer
Roger K. Brooks                              (Principal Executive Officer)
                                             and a Director


/s/ Michael G. Fraizer                     Senior Vice President and             November 23, 1999
----------------------------------           Chief Financial Officer
Michael G. Fraizer

/s/ Brenda Cushing                         Vice President and                    November 23, 1999
----------------------------------         Principal Accounting Officer
Brenda Cushing

/s/ John R. Albers                         Director                               November 23, 1999
----------------------------------
John R. Albers

/s/ Malcolm Candlish                       Director                               November 23, 1999
----------------------------------
Malcolm Candlish

/s/ Maureen M. Culhane                     Director                               November 23, 1999
----------------------------------
Maureen M. Culhane

/s/ Thomas F. Gaffney                      Director                               November 23, 1999
----------------------------------
Thomas F. Gaffney

/s/ Sam C. Kalainov                        Director                               November 23, 1999
----------------------------------
Sam C. Kalainov

/s/ Ralph W. Laster, Jr.                   Director                               November 23, 1999
----------------------------------
Ralph W. Laster, Jr.

/s/ John W. Norris, Jr.                    Director                               November 23, 1999
----------------------------------
John W. Norris, Jr.

/s/ Jack C. Pester                         Director                               November 23, 1999
----------------------------------
Jack C. Pester

/s/ John A. Wing                           Director                               November 23, 1999
----------------------------------
John A. Wing

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 23, 1999.

                            ALL*AMERUS SAVINGS & RETIREMENT PLAN

                            By:     AmerUs Benefit and Pension Committee
                                    Plan Administrator



                            By:     /s/ VICTOR N. DALEY
                                    -------------------------------------------
                                        VICTOR N. DALEY
                                    -------------------------------------------
                                    Title:  Chairman
                                            -----------------------------------

                                 EXHIBIT INDEX




Exhibit
Number           Description                                                                    Page
------           -----------                                                                    ----
5.1              Opinion of Joseph K. Haggerty, Esq., Senior Vice
                 President and General Counsel of the Company,
                 regarding the legality of the securities being registered
                 hereunder.

23.1             Consent of Joseph K. Haggerty, Esq. (included in the
                 Opinion filed as Exhibit 5.1).

23.2             Consent of KPMG LLP.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

99.1 All*AmerUs Savings & Retirement Plan (as amended and restated).